Exhibit 99.1

FOR IMMEDIATE RELEASE

Investor Relations Contact:	Company Contact:
Peter Rahmer	Thomas A. Bologna
Trout Group	Response Genetics, Inc.
646-378-2973	323-276-6060

Response Genetics Raises $8.8 Million in Financing

Company to Present at UBS Global Life Sciences in NYC on September 20, 2012

LOS ANGELES, September 13, 2012 – Response Genetics, Inc. (Nasdaq: RGDX) announced today that it has entered into a purchase agreement with GlaxoSmithKline and one of its existing significant stockholders to raise $8.8 million from the private placement of 8,000,000 newly issued shares of its common stock at a purchase price of $1.10 per share.

The signing of the purchase agreement and closing of the financing occurred today, Thursday, September 13, 2012.

“We are pleased to welcome GlaxoSmithKline as a new investor, given our long standing relationship,” said Thomas Bologna, chairman and chief executive officer of Response Genetics, Inc. “The capital raised will help support our continued efforts in building a sustainable business of high value genetic tests for cancer patients as well as a premier pharmaceutical services business. Going forward we will continue to implement additional operational efficiencies, as evidenced by our improved financial performance relative to the fourth and subsequent quarters of last year, and will also increase our focus and efforts on growing top line revenue.”

The securities sold in the private placement have not been registered under the Securities Act of 1933, as amended, or state securities laws and may not be offered or sold in the United States absent registration with the Securities and Exchange Commission (“SEC”) or an applicable exemption from the registration requirements. Response Genetics, Inc. has agreed to file a registration statement with the SEC covering the resale of the shares of common stock issued in the private placement. This press release shall not constitute an offer to sell or the solicitation of an offer to buy Response Genetics, Inc.’s common stock.

Thomas A. Bologna, Response Genetic's chairman & chief executive officer, will present at the UBS 2012 Global Life Sciences Conference taking place at the Grand Hyatt in New York City on Thursday, September 20, 2012 at 11:00 a.m. ET.

Interested investors can access a live webcast of the presentation by going to the Investor Relations tab on the Response Genetics website: www.responsegenetics.com. A replay of the webcast will be made available on the company's website for 60 days.

About Response Genetics, Inc.

Response Genetics, Inc. (the “Company”) is a CLIA-certified clinical laboratory focused on the development and sale of molecular diagnostic testing services for cancer. The Company’s technologies enable extraction and analysis of genetic information from genes derived from tumor samples stored as formalin-fixed and paraffin-embedded specimens. The Company’s principal customers include oncologists and pathologists. In addition to diagnostic testing services, the Company generates revenue from the sales of its proprietary analytical pharmacogenomic testing services of clinical trial specimens to the pharmaceutical industry. The Company’s headquarters is located in Los Angeles, California. For more information, please visit www.responsegenetics.com.

Forward-Looking Statement Notice

Except for the historical information contained herein, this press release and the statements of representatives of the Company related thereto contain or may contain, among other things, certain forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995.

Such forward-looking statements involve significant risks and uncertainties. Such statements may include, without limitation, statements with respect to the Company’s plans, objectives, projections, expectations and intentions, such as the ability of the Company, to provide clinical testing services to the medical community, to continue to expand its sales force, to continue to build its digital pathology initiative, to attract and retain qualified management, to continue to provide clinical trial support to pharmaceutical clients, to enter into new collaborations with pharmaceutical clients, to enter into areas of companion diagnostics, to continue to execute on its business strategy and operations, to continue to analyze cancer samples and the potential for using the results of this research to develop diagnostic tests for cancer, the usefulness of genetic information to tailor treatment to patients, successfully consummate the transactions contemplated by a purchase agreement or to successfully file a registration statement with the SEC, and other statements identified by words such as “projects,” “may,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans” or similar expressions.

These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties, including those detailed in the Company’s filings with the SEC. Actual results, including, without limitation, actual sales results, if any, or the application of funds, may differ from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the Company’s control). The Company undertakes no obligation to publicly update forward-looking statements, whether because of new information, future events or otherwise, except as required by law.

###

Page 2 of 2